                                                                    EXHIBIT 25.1

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                              ____________________
                                    FORM T-1

        STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

        CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                        ______________________________

                             BANKERS TRUST COMPANY
              (Exact name of trustee as specified in its charter)

NEW YORK                                         13-4941247
(Jurisdiction of Incorporation or                (I.R.S. Employer
organization if not a U.S. national bank)        Identification no.)

FOUR ALBANY STREET
NEW YORK, NEW YORK                               10006
(Address of principal                            (Zip Code)
executive offices)

                             Bankers Trust Company
                             Legal Department
                             130 Liberty Street, 31st Floor
                             New York, New York  10006
                             (212) 250-2201
           (Name, address and telephone number of agent for service)

             ______________________________________________________
                  RELIANT ENERGY TRANSITION BOND COMPANY LLC
            (Exact name of Registrant as specified in its charter)

                     Delaware                        76-0624152
                  (State or other                  (IRS Employer
            jurisdiction or organization)      Identification no.)

                                1111 Louisiana
                                  Suite 4400
                             Houston, Texas 77002
                                (713) 207-8272

               (Address, including zip code and telephone number
                 of  Registrant's principal executive offices)

                        Series 2001-1 Transition Bonds
                      (Title of the Indenture securities)

                        Item   1.  General Information.
             Furnish the following information as to the trustee.

             (a) Name and address of each examining or supervising authority to which it is subject.

             Name                                        Address
             ----                                        -------

             Federal Reserve Bank (2nd District)         New York, NY
             Federal Deposit Insurance Corporation       Washington, D.C.
             New York State Banking Department           Albany, NY

             (b)  Whether it is authorized to exercise corporate trust powers.
                  Yes.

Item 2.  Affiliations with Obligor.

             If the obligor is an affiliate of the Trustee, describe each such affiliation.

             None.

Item 3.-15.  Not Applicable

Item  16.    List of Exhibits.

             Exhibit 1 -   Restated Organization Certificate of Bankers Trust
                           Company dated August 6, 1998, Certificate of
                           Amendment of the Organization Certificate of Bankers
                           Trust Company dated September 25, 1998, and
                           Certificate of Amendment of the Organization
                           Certificate of Bankers Trust Company dated December
                           16, 1998, copies attached.

             Exhibit 2 -   Certificate of Authority to commence business -
                           Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.

             Exhibit 3 -   Authorization of the Trustee to exercise corporate
                           trust powers - Incorporated herein by reference to
                           Exhibit 2 filed with Form T-1 Statement, Registration
                           No. 33-21047.

             Exhibit 4 -   Existing By-Laws of Bankers Trust Company, as amended
                           on May 18, 2001. Copy attached.

             Exhibit 5 -   Not applicable.

             Exhibit 6 -   Consent of Bankers Trust Company required by Section
                           321(b) of the Act. - Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement,
                           Registration No. 22-18864.

             Exhibit 7 -   The latest report of condition of Bankers Trust
                           Company dated as of June 30, 2001. Copy attached.

             Exhibit 8 -   Not Applicable.

             Exhibit 9 -   Not Applicable.

                                   SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on this 5th day of September, 2001.


                                     BANKERS TRUST COMPANY


                                         /s/ Peter T. Becker
                                         -------------------
                                     By:     Peter T. Becker
                                             Assistant Vice President

                               State of New York,

                               Banking Department


         I, MANUEL KURSKY, Deputy Superintendent of Banks of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY Under Section 8005 of the Banking Law," dated September 16, 1998, providing for an increase in authorized capital stock from $3,001,666,670 consisting of 200,166,667 shares with a par value of $10 each designated as Common Stock and 1,000 shares with a par value of $1,000,000 each designated as Series Preferred Stock to $3,501,666,670 consisting of 200,166,667 shares with a par value of $10 each designated as Common Stock and 1,500 shares with a par value of $1,000,000 each designated as Series Preferred Stock.

Witness, my hand and official seal of the Banking Department at the City of New York, this 25th day of September in the Year of our
                         ----        ---------
                    Lord one thousand nine hundred and ninety-eight.

                                       Manuel Kursky
                              ------------------------------
                              Deputy Superintendent of Banks

                                    RESTATED
                                  ORGANIZATION
                                  CERTIFICATE
                                       OF
                             BANKERS TRUST COMPANY


                          ____________________________

                               Under Section 8007
                               Of the Banking Law

                          ____________________________



                             Bankers Trust Company
                               130 Liberty Street
                             New York, N.Y.  10006



  Counterpart Filed in the Office of the Superintendent of Banks, State of New
                             York, August 31, 1998

                       RESTATED ORGANIZATION CERTIFICATE
                                       OF
                                 BANKERS TRUST
                     Under Section 8007 of the Banking Law

                         _____________________________


          We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and an Assistant Secretary and a Vice President and an Assistant Secretary of BANKERS TRUST COMPANY, do hereby certify:

          1.   The name of the corporation is Bankers Trust Company.

          2. The organization certificate of the corporation was filed by the Superintendent of Banks of the State of New York on March 5, 1903.

          3. The text of the organization certificate, as amended heretofore, is hereby restated without further amendment or change to read as herein-set forth in full, to wit:


                          "Certificate of Organization
                                       of
                             Bankers Trust Company

          Know All Men By These Presents That we, the undersigned, James A. Blair, James G. Cannon, E. C. Converse, Henry P. Davison, Granville W. Garth, A. Barton Hepburn, Will Logan, Gates W. McGarrah, George W. Perkins, William H. Porter, John F. Thompson, Albert H. Wiggin, Samuel Woolverton and Edward F. C. Young, all being persons of full age and citizens of the United States, and a majority of us being residents of the State of New York, desiring to form a corporation to be known as a Trust Company, do hereby associate ourselves together for that purpose under and pursuant to the laws of the State of New York, and for such purpose we do hereby, under our respective hands and seals, execute and duly acknowledge this Organization Certificate in duplicate, and hereby specifically state as follows, to wit:

          I. The name by which the said corporation shall be known is Bankers Trust Company.

          II. The place where its business is to be transacted is the City of New York, in the State of New York.

          III. Capital Stock: The amount of capital stock which the corporation is hereafter to have is Three Billion One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($3,001,666,670), divided into Two Hundred Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (200,166,667) shares with a par value of $10 each designated as Common Stock and 1,000 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock.

         (a)   Common Stock

          1. Dividends: Subject to all of the rights of the Series Preferred Stock, dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the corporation legally available for the payment of dividends.

          2. Voting Rights: Except as otherwise expressly provided with respect to the Series Preferred Stock or with respect to any series of the Series Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, each holder of the Common Stock being entitled to one vote for each share thereof held.

          3. Liquidation: Upon any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, and after the holders of the Series Preferred Stock of each series shall have been paid in full the amounts to which they respectively shall be entitled, or a sum sufficient for the payment in full set aside, the remaining net assets of the corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests, to the exclusion of the holders of the Series Preferred Stock.

          4. Preemptive Rights: No holder of Common Stock of the corporation shall be entitled, as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class or series whatsoever, any rights or options to purchase stock of any class or series whatsoever, or any securities convertible into, exchangeable for or carrying rights or options to purchase stock of any class or series whatsoever, whether now or hereafter authorized, and whether issued for cash or other consideration, or by way of dividend or other distribution.

          (b)   Series Preferred Stock

          1. Board Authority: The Series Preferred Stock may be issued from time to time by the Board of Directors as herein provided in one or more series. The designations, relative rights, preferences and limitations of the Series Preferred Stock, and particularly of the shares of each series thereof, may, to the extent permitted by law, be similar to or may differ from those of any other series. The Board of Directors of the corporation is hereby expressly granted authority, subject to the provisions of this Article III, to issue from time to time Series Preferred Stock in one or more series and to fix from time to time before issuance thereof, by filing a certificate pursuant to the Banking Law, the number of shares in each such series of such class and all designations, relative rights (including the right, to the extent permitted by law, to convert into shares of any class or into shares of any series of any class), preferences and limitations of the shares in each such series, including, buy without limiting the generality of the foregoing, the following:

                (i) The number of shares to constitute such series (which number may at any time, or from time to time, be increased or decreased by the Board of Directors, notwithstanding that shares of the series may be outstanding at the time of such increase or decrease, unless the Board of Directors shall have otherwise provided in creating such series) and the distinctive designation thereof;

                (ii) The dividend rate on the shares of such series, whether or not dividends on the shares of such series shall be cumulative, and the date or dates, if any, from which dividends thereon shall be cumulative;

                (iii) Whether or not the share of such series shall be redeemable, and, if redeemable, the date or dates upon or after which they shall be redeemable, the amount or amounts per share (which shall be, in the case of each share, not less than its preference upon involuntary liquidation, plus an amount equal to all dividends thereon accrued and unpaid, whether or not earned or declared) payable thereon in the case of the redemption thereof, which amount may vary at different redemption dates or otherwise as permitted by law;

                (iv) The right, if any, of holders of shares of such series to convert the same into, or exchange the same for, Common Stock or other stock as permitted by law, and the terms and conditions of such conversion or exchange, as well as provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                (v) The amount per share payable on the shares of such series upon the voluntary and involuntary liquidation, dissolution or winding up of the corporation;

         (vi) Whether the holders of shares of such series shall have voting power, full or limited, in addition to the voting powers provided by law and, in case additional voting powers are accorded, to fix the extent thereof; and

         (vii) Generally to fix the other rights and privileges and any qualifications, limitations or restrictions of such rights and privileges of such series, provided, however, that no such rights, privileges, qualifications, limitations or restrictions shall be in conflict with the organization certificate of the corporation or with the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of which there are shares outstanding.

     All shares of Series Preferred Stock of the same series shall be identical in all respects, except that shares of any one series issued at different times may differ as to dates, if any, from which dividends thereon may accumulate. All shares of Series Preferred Stock of all series shall be of equal rank and shall be identical in all respects except that to the extent not otherwise limited in this Article III any series may differ from any other series with respect to any one or more of the designations, relative rights, preferences and limitations described or referred to in subparagraphs (I) to (vii) inclusive above.

     2. Dividends: Dividends on the outstanding Series Preferred Stock of each series shall be declared and paid or set apart for payment before any dividends shall be declared and paid or set apart for payment on the Common Stock with respect to the same quarterly dividend period. Dividends on any shares of Series Preferred Stock shall be cumulative only if and to the extent set forth in a certificate filed pursuant to law. After dividends on all shares of Series Preferred Stock (including cumulative dividends if and to the extent any such shares shall be entitled thereto) shall have been declared and paid or set apart for payment with respect to any quarterly dividend period, then and not otherwise so long as any shares of Series Preferred Stock shall remain outstanding, dividends may be declared and paid or set apart for payment with respect to the same quarterly dividend period on the Common Stock out the assets or funds of the corporation legally available therefor.

     All Shares of Series Preferred Stock of all series shall be of equal rank, preference and priority as to dividends irrespective of whether or not the rates of dividends to which the same shall be entitled shall be the same and when the stated dividends are not paid in full, the shares of all series of the Series Preferred Stock shall share ratably in the payment thereof in accordance with the sums which would be payable on such shares if all dividends were paid in full, provided, however, that any two or more series of the Series Preferred Stock may differ from each other as to the existence and extent of the right to cumulative dividends, as aforesaid.

     3. Voting Rights: Except as otherwise specifically provided in the certificate filed pursuant to law with respect to any series of the Series Preferred Stock, or as otherwise provided by law, the Series Preferred Stock shall not have any right to vote for the election of directors or for any other purpose and the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes.

     4. Liquidation: In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, each series of Series Preferred Stock shall have preference and priority over the Common Stock for payment of the amount to which each outstanding series of Series Preferred Stock shall be entitled in accordance with the provisions thereof and each holder of Series Preferred Stock shall be entitled to be paid in full such amount, or have a sum sufficient for the payment in full set aside, before any payments shall be made to the holders of the Common Stock. If, upon liquidation, dissolution or winding up of the corporation, the assets of the corporation or proceeds thereof, distributable among the holders of the shares of all series of the Series Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable if all amounts payable thereon were paid in full. After the payment to the holders of Series Preferred Stock of all such amounts to which they are entitled, as above provided, the remaining assets and funds of the corporation shall be divided and paid to the holders of the Common Stock.

     5. Redemption: In the event that the Series Preferred Stock of any series shall be made redeemable as provided in clause (iii) of paragraph 1 of section
(b) of this Article III, the corporation, at the option of the Board of Directors, may redeem at any time or times, and from time to time, all or any part of any one or more series of Series Preferred Stock outstanding by paying for each share the then applicable redemption price fixed by the Board of Directors as provided herein, plus an amount equal to accrued and unpaid dividends to the date fixed for redemption, upon such notice and terms as may be specifically provided in the certificate filed pursuant to law with respect to the series.

     6. Preemptive Rights: No holder of Series Preferred Stock of the corporation shall be entitled, as such, as a matter or right, to subscribe for or purchase any part of any new or additional issue of stock of any class or series whatsoever, any rights or options to purchase stock of any class or series whatsoever, or any securities convertible into, exchangeable for or carrying rights or options to purchase stock of any class or series whatsoever, whether now or hereafter authorized, and whether issued for cash or other consideration, or by way of dividend.

     (c) Provisions relating to Floating Rate Non-Cumulative Preferred Stock, Series A. (Liquidation value $1,000,000 per share.)

     1. Designation: The distinctive designation of the series established hereby shall be "Floating Rate Non-Cumulative Preferred Stock, Series A" (hereinafter called "Series A Preferred Stock").

     2. Number: The number of shares of Series A Preferred Stock shall initially be 250 shares. Shares of Series A Preferred Stock redeemed, purchased or otherwise acquired by the corporation shall be cancelled and shall revert to authorized but unissued Series Preferred Stock undesignated as to series.

     3.   Dividends:

     (a) Dividend Payments Dates. Holders of the Series A Preferred Stock shall be entitled to receive non-cumulative cash dividends when, as and if declared by the Board of Directors of the corporation, out of funds legally available therefor, from the date of original issuance of such shares (the "Issue Date") and such dividends will be payable on March 28, June 28, September 28 and December 28 of each year ("Dividend Payment Date") commencing September 28, 1990, at a rate per annum as determined in paragraph 3(b) below. The period beginning on the Issue Date and ending on the day preceding the first Dividend Payment Date and each successive period beginning on a Dividend Payment Date and ending on the date preceding the next succeeding Dividend Payment Date is herein called a "Dividend Period". If any Dividend Payment Date shall be, in The City of New York, a Sunday or a legal holiday or a day on which banking institutions are authorized by law to close, then payment will be postponed to the next succeeding business day with the same force and effect as if made on the Dividend Payment Date, and no interest shall accrue for such Dividend Period after such Dividend Payment Date.

     (b) Dividend Rate. The dividend rate from time to time payable in respect of Series A Preferred Stock (the "Dividend Rate") shall be determined on the basis of the following provisions:

     (i) On the Dividend Determination Date, LIBOR will be determined on the basis of the offered rates for deposits in U.S. dollars having a maturity of three months commencing on the second London Business Day immediately following such Dividend Determination Date, as such rates appear on the Reuters Screen LIBO Page as of 11:00 A.M. London time, on such Dividend Determination Date. If at least two such offered rates appear on the Reuters Screen LIBO Page, LIBOR in respect of such Dividend Determination Dates will be the arithmetic mean (rounded to the nearest one-hundredth of a percent, with five one-thousandths of a percent rounded upwards) of such offered rates. If fewer than those offered rates appear, LIBOR in respect of such Dividend Determination Date will be determined as described in paragraph (ii) below.

     (ii) On any Dividend Determination Date on which fewer than those offered rates for the applicable maturity appear on the Reuters Screen LIBO Page as specified in paragraph (I) above, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars having a maturity of three months commencing on the second London Business Day immediately following such Dividend Determination Date and in a principal amount of not less than $1,000,000 that is representative of a single transaction in such market at such time are offered by three major banks in the London interbank market selected by the corporation at approximately 11:00 A.M., London time, on such Dividend Determination Date to prime banks in the London market. The corporation will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR in respect of such Dividend Determination Date will be the arithmetic mean (rounded to the nearest one-hundredth of a percent, with five one-thousandths of a percent rounded upwards) of such quotations. If fewer than two quotations are provided, LIBOR in respect of such Dividend Determination Date will be the arithmetic mean (rounded to the nearest one-hundredth of a percent, with five one-thousandths of a percent rounded upwards) of the rates quoted by three major banks in New York City selected by the corporation at approximately 11:00 A.M., New York City time, on such Dividend Determination Date for loans in U.S. dollars to leading European banks having a maturity of three months commencing on the second London Business Day immediately following such Dividend Determination Date and in a principal amount of not less than $1,000,000 that is representative of a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the corporation are not quoting as aforementioned in this sentence, then, with respect to such Dividend Period, LIBOR for the preceding Dividend Period will be continued as LIBOR for such Dividend Period.

     (ii) The Dividend Rate for any Dividend Period shall be equal to the lower of 18% or 50 basis points above LIBOR for such Dividend Period as LIBOR is determined by sections (I) or (ii) above.

As used above, the term "Dividend Determination Date" shall mean, with respect to any Dividend Period, the second London Business Day prior to the commencement of such Dividend Period; and the term "London Business Day" shall mean any day that is not a Saturday or Sunday and that, in New York City, is not a day on which banking institutions generally are authorized or required by law or executive order to close and that is a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

     4. Voting Rights: The holders of the Series A Preferred Stock shall have the voting power and rights set forth in this paragraph 4 and shall have no other voting power or rights except as otherwise may from time to time be required by law.

     So long as any shares of Series A Preferred Stock remain outstanding, the corporation shall not, without the affirmative vote or consent of the holders of at least a majority of the votes of the Series Preferred Stock entitled to vote outstanding at the time, given in person or by proxy, either in writing or by resolution adopted at a meeting at which the holders of Series A Preferred Stock (alone or together with the holders of one or more other series of Series Preferred Stock at the time outstanding and entitled to vote) vote separately as a class, alter the provisions of the Series Preferred Stock so as to materially adversely affect its rights; provided, however, that in the event any such materially adverse alteration affects the rights of only the Series A Preferred Stock, then the alteration may be effected with the vote or consent of at least a majority of the votes of the Series A Preferred Stock; provided, further, that an increase in the amount of the authorized Series Preferred Stock and/or the creation and/or issuance of other series of Series Preferred Stock in accordance with the organization certificate shall not be, nor be deemed to be, materially adverse alterations. In connection with the exercise of the voting rights contained in the preceding sentence, holders of all series of Series Preferred Stock which are granted such voting rights (of which the Series A Preferred Stock is the initial series) shall vote as a class (except as specifically provided otherwise) and each holder of Series A Preferred Stock shall have one vote for each share of stock held and each other series shall have such number of votes, if any, for each share of stock held as may be granted to them.

     The foregoing voting provisions will not apply if, in connection with the matters specified, provision is made for the redemption or retirement of all outstanding Series A Preferred Stock.

5. Liquidation: Subject to the provisions of section (b) of this Article III, upon any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the holders of the Series A Preferred Stock shall have preference and priority over the Common Stock for payment out of the assets of the corporation or proceeds thereof, whether from capital or surplus, of $1,000,000 per share (the "liquidation value") together with the amount of all dividends accrued and unpaid thereon, and after such payment the holders of Series A Preferred Stock shall be entitled to no other payments.

     6. Redemption: Subject to the provisions of section (b) of this Article III, Series A Preferred Stock may be redeemed, at the option of the corporation in whole or part, at any time or from time to time at a redemption price of $1,000,000 per share, in each case plus accrued and unpaid dividends to the date of redemption.

     At the option of the corporation, shares of Series A Preferred Stock redeemed or otherwise acquired may be restored to the status of authorized but unissued shares of Series Preferred Stock.

     In the case of any redemption, the corporation shall give notice of such redemption to the holders of the Series A Preferred Stock to be redeemed in the following manner: a notice specifying the shares to be redeemed and the time and place of redemption (and, if less than the total outstanding shares are to be redeemed, specifying the certificate numbers and number of shares to be redeemed) shall be mailed by first class mail, addressed to the holders of record of the Series A Preferred Stock to be redeemed at their respective addresses as the same shall appear upon the books of the corporation, not more than sixty (60) days and not less than thirty (30) days previous to the date fixed for redemption. In the event such notice is not given to any shareholder such failure to give notice shall not affect the notice given to other shareholders. If less than the whole amount of outstanding Series A Preferred Stock is to be redeemed, the shares to be redeemed shall be selected by lot or pro rata in any manner determined by resolution of the Board of Directors to be fair and proper. From and after the date fixed in any such notice as the date of redemption (unless default shall be made by the corporation in providing moneys at the time and place of redemption for the payment of the redemption price) all dividends upon the Series A Preferred Stock so called for redemption shall cease to accrue, and all rights of the holders of said Series A Preferred Stock as stockholders in the corporation, except the right to receive the redemption price (without interest) upon surrender of the certificate representing the Series A Preferred Stock so called for redemption, duly endorsed for transfer, if required, shall cease and terminate. The corporation's obligation to provide moneys in accordance with the preceding sentence shall be deemed fulfilled if, on or before the redemption date, the corporation shall deposit with a bank or trust company (which may be an affiliate of the corporation) having an office in the Borough of Manhattan, City of New York, having a capital and surplus of at least $5,000,000 funds necessary for such redemption, in trust with irrevocable instructions that such funds be applied to the redemption of the shares of Series A Preferred Stock so called for redemption. Any interest accrued on such funds shall be paid to the corporation from time to time. Any funds so deposited and unclaimed at the end of two (2) years from such redemption date shall be released or repaid to the corporation, after which the holders of such shares of Series A Preferred Stock so called for redemption shall look only to the corporation for payment of the redemption price.

          IV. The name, residence and post office address of each member of the corporation are as follows:

        Name                  Residence                   Post Office Address
        ----                  ---------                   -------------------

James A. Blair        9 West 50/th/ Street,           33 Wall Street,
                        Manhattan, New York City        Manhattan, New York City

James G. Cannon       72 East 54/th/ Street,          14 Nassau Street,
                        Manhattan New York City         Manhattan, New York City

E. C. Converse        3 East 78/th/ Street,           139 Broadway,
                        Manhattan, New York City        Manhattan, New York City

Henry P. Davison      Englewood,                      2 Wall Street,
                        New Jersey                      Manhattan, New York City

Granville W. Garth    160 West 57/th/ Street,         33 Wall Street
                        Manhattan, New York City        Manhattan, New York City

A. Barton Hepburn     205 West 57/th/ Street          83 Cedar Street
                        Manhattan, New York City        Manhattan, New York City

William Logan         Montclair,                      13 Nassau Street
                       New Jersey                      Manhattan, New York City

George W. Perkins     Riverdale,                      23 Wall Street,
                        New York                        Manhattan, New York City

William H. Porter     56 East 67/th/ Street           270 Broadway,
                        Manhattan, New York City        Manhattan, New York City

John F. Thompson      Newark,                         143 Liberty Street,
                        New Jersey                      Manhattan, New York City

Albert H. Wiggin      42 West 49/th/ Street,          214 Broadway,
                        Manhattan, New York City        Manhattan, New York City

Samuel Woolverton     Mount Vernon,                   34 Wall Street,
                        New York                        Manhattan, New York City

Edward F.C. Young     85 Glenwood Avenue,             1 Exchange Place,
                        Jersey City, New Jersey         Jersey City, New Jersey


     V.   The existence of the corporation shall be perpetual.

     VI. The subscribers, the members of the said corporation, do, and each for himself does, hereby declare that he will accept the responsibilities and faithfully discharge the duties of a director therein, if elected to act as such, when authorized accordance with the provisions of the Banking Law of the State of New York.

     VII. The number of directors of the corporation shall not be less than 10 nor more than 25."

     4. The foregoing restatement of the organization certificate was authorized by the Board of Directors of the corporation at a meeting held on July 21, 1998.

     IN WITNESS WHEREOF, we have made and subscribed this certificate this 6/th/ day of August, 1998.

     IN WITNESS WHEREOF, we have made and subscribed this certificate this 6/th/ day of August, 1998.


                                                 James T. Byrne, Jr.
                                        ----------------------------------------
                                                 James T. Byrne, Jr.
                                        Managing Director and Secretary


                                                 Lea Lahtinen
                                        ----------------------------------------
                                                 Lea Lahtinen
                                        Vice President and Assistant Secretary


                                                 Lea Lahtinen
                                        ----------------------------------------
                                                 Lea Lahtinen

State of New York   )
                    )  ss:
County of New York  )



     Lea Lahtinen, being duly sworn, deposes and says that she is a Vice President and an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.

                                                  Lea Lahtinen
                                        ----------------------------------
                                                  Lea Lahtinen

Sworn to before me this
6th day of August, 1998.



     Sandra L. West
-----------------------
     Notary Public

            SANDRA L. WEST
   Notary Public State of New York
            No. 31-4942101
     Qualified in New York County
Commission Expires September 19, 1998

                              State of New York,

                              Banking Department


         I, MANUEL KURSKY, Deputy Superintendent of Banks of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "RESTATED ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY Under Section 8007 of the Banking Law," dated August 6, 1998, providing for the restatement of the Organization Certificate and all amendments into a single certificate.



Witness, my hand and official seal of the Banking Department at the City of New York, this 31st day of August in the Year of our Lord one thousand
                         ----        ------
                    nine hundred and ninety-eight.



                                             Manuel Kursky
                                   ------------------------------
                                   Deputy Superintendent of Banks



               CERTIFICATE OF AMENDMENT

                        OF THE

               ORGANIZATION CERTIFICATE

                     OF BANKERS TRUST

                     Under Section 8005 of the Banking Law

                           _____________________

          We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and Secretary and a Vice President and an Assistant Secretary of Bankers Trust Company, do hereby certify:

          1.   The name of the corporation is Bankers Trust Company.

          2. The organization certificate of said corporation was filed by the Superintendent of Banks on the 5th of March, 1903.

          3. The organization certificate as heretofore amended is hereby amended to increase the aggregate number of shares which the corporation shall have authority to issue and to increase the amount of its authorized capital stock in conformity therewith.

          4. Article III of the organization certificate with reference to the authorized capital stock, the number of shares into which the capital stock shall be divided, the par value of the shares and the capital stock outstanding, which reads as follows:

          "III. The amount of capital stock which the corporation is hereafter to have is Three Billion, One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($3,001,666,670), divided into Two Hundred Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (200,166,667) shares with a par value of $10 each designated as Common Stock and 1000 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

is hereby amended to read as follows:

          "III. The amount of capital stock which the corporation is hereafter to have is Three Billion, Five Hundred One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($3,501,666,670), divided into Two Hundred Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (200,166,667) shares with a par value of $10 each designated as Common Stock and 1500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

     5. The foregoing amendment of the organization certificate was authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.

     IN WITNESS WHEREOF, we have made and subscribed this certificate this 25th day of September, 1998


                                                  James T. Byrne, Jr.
                                          --------------------------------------
                                                  James T. Byrne, Jr.
                                          Managing Director and Secretary


                                                     Lea Lahtinen
                                          --------------------------------------
                                                     Lea Lahtinen
                                          Vice President and Assistant Secretary

State of New York        )
                         ) ss:
County of New York       )

     Lea Lahtinen, being fully sworn, deposes and says that she is a Vice President and an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.

                                                        Lea Lahtinen
                                          --------------------------------------
                                                        Lea Lahtinen

Sworn to before me this 25/th/ day
of September, 1998



          Sandra L. West
---------------------------
          Notary Public

          SANDRA L. WEST
   Notary Public State of New York
          No. 31-4942101
    Qualified in New York County
Commission Expires September 19, 2000

                              State of New York,

                              Banking Department


     I, P. VINCENT CONLON, Deputy Superintendent of Banks of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY Under Section 8005 of the Banking Law," dated December 16, 1998, providing for an increase in authorized capital stock from $3,501,666,670 consisting of 200,166,667 shares with a par value of $10 each designated as Common Stock and 1,500 shares with a par value of $1,000,000 each designated as Series Preferred Stock to $3,627,308,670 consisting of 212,730,867 shares with a par value of $10 each designated as Common Stock and 1,500 shares with a par value of $1,000,000 each designated as Series Preferred Stock.

Witness, my hand and official seal of the Banking Department at the City of New York, this 18th day of December in the Year of our
                         ----        -------
                    Lord one thousand nine hundred and ninety-eight.

                                            P. Vincent Conlon
                                     ------------------------------
                                     Deputy Superintendent of Banks

                            CERTIFICATE OF AMENDMENT

                                    OF THE

                           ORGANIZATION CERTIFICATE

                               OF BANKERS TRUST

                     Under Section 8005 of the Banking Law

                         _____________________________

     We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and Secretary and a Vice President and an Assistant Secretary of Bankers Trust Company, do hereby certify:

     1.   The name of the corporation is Bankers Trust Company.

     2. The organization certificate of said corporation was filed by the Superintendent of Banks on the 5th of March, 1903.

     3. The organization certificate as heretofore amended is hereby amended to increase the aggregate number of shares which the corporation shall have authority to issue and to increase the amount of its authorized capital stock in conformity therewith.

     4. Article III of the organization certificate with reference to the authorized capital stock, the number of shares into which the capital stock shall be divided, the par value of the shares and the capital stock outstanding, which reads as follows:

     "III. The amount of capital stock which the corporation is hereafter to have is Three Billion, Five Hundred One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($3,501,666,670), divided into Two Hundred Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (200,166,667) shares with a par value of $10 each designated as Common Stock and 1500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

is hereby amended to read as follows:

     "III. The amount of capital stock which the corporation is hereafter to have is Three Billion, Six Hundred Twenty-Seven Million, Three Hundred Eight Thousand, Six Hundred Seventy Dollars ($3,627,308,670), divided into Two Hundred Twelve Million, Seven Hundred Thirty Thousand, Eight Hundred Sixty- Seven (212,730,867) shares with a par value of $10 each designated as Common Stock and 1500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

         5. The foregoing amendment of the organization certificate was authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.

         IN WITNESS WHEREOF, we have made and subscribed this certificate this 16th day of December, 1998


                                                       James T. Byrne, Jr.
                                              ----------------------------------
                                                       James T. Byrne, Jr.
                                              Managing Director and Secretary


                                                       Lea Lahtinen
                                              ----------------------------------
                                                       Lea Lahtinen
                                          Vice President and Assistant Secretary

State of New York          )
                           )  ss:
County of New York         )

         Lea Lahtinen, being fully sworn, deposes and says that she is a Vice President and an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.

                                                          Lea Lahtinen
                                                --------------------------------
                                                          Lea Lahtinen

Sworn to before me this 16/th/ day
of December, 1998



         Sandra L. West
---------------------------
         Notary Public

         SANDRA L. WEST
   Notary Public State of New York
            No. 31-4942101
     Qualified in New York County
Commission Expires September 19, 2000

Legal Title of Bank:                                                    Bankers Trust CompanyCall Date:    08/14/01
                                                                                State#:                     36-4840
                                                                             FFIEC 031
Address:                130 Liberty Street        Vendor ID:  D                  Cert#:        00623              Page RC-1
City, State    ZIP:     New York, NY  10006       Transit#:   21001003

                                                                                                         11

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 30, 2001

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                              Dollar Amounts in Thousands         |  RCFD                     |
------------------------------------------------------------------------------------------------------------------------------
ASSETS                                                                                            |  //////////////////       |
  1.    Cash and balances due from depository institutions (from Schedule RC-A):                  |  //////////////////       |
        a.   Noninterest-bearing balances and currency and coin (1) ...........................   |   0081         1,456,000  |1.a.
        b.   Interest-bearing balances (2) ....................................................   |   0071           433,000  |1.b.
  2.    Securities:                                                                               |  /////////////////        |
        a.   Held-to-maturity securities (from Schedule RC-B, column A) .......................   |   1754                   0|2.a.
        b.   Available-for-sale securities (from Schedule RC-B, column D)......................   |   1773            132,000 |2.b.
  3.    Federal funds sold and securities purchased under agreements to resell.................   |   1350          4,733,000 |3.
  4.    Loans and lease financing receivables (from Schedule RC-C):                               |   //////////////////      |
        a.   Loans and leases held for sale                                                       |   5369                   0|4.a.
        b.   Loans and leases, net unearned income........            B528      16,489,000        |   //////////////////      |4.b.
        c.   LESS:   Allowance for loan and lease losses ............ 3123         431,000        |   //////////////////      |4.c.
        d.   Loans and leases, net of unearned income and                                         |   //////////////////      |
            allowance (item 4.b minus 4.c) .............................................          |   B529         16,058,000 |4.d.
  5.   Trading Assets (from schedule RC-D)  ............................................          |   3545         13,617,000 |5.
  6.   Premises and fixed assets (including capitalized leases) ........................          |   2145            580,000 |6.
  7.   Other real estate owned (from Schedule RC-M) ....................................          |   2150            104,000 |7.
  8.   Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)   |   2130          2,733,000 |8.
  9.   Customers' liability to this bank on acceptances outstanding ......................        |   2155            163,000 |9.
 10.   Intangible assets .................................................................        |   //////////////////      |
       a.   Goodwill......................................................................        |   3163             55,000 |10.a
       b.   Other intangible assets (from Schedule RC-M)                                          |   0426              9,000 |10.b
 11.   Other assets (from Schedule RC-F) .................................................        |   2160           2,589,000|11.
 12.   Total assets (sum of items 1 through 11) ..........................................        |   2170          42,662,000|12.
                                                                                                  -----------------------------

--------------------------
(1)      Includes cash items in process of collection and unposted debits.
(2)      Includes time certificates of deposit not held for trading.

Legal Title of Bank:                                                                   Bankers Trust Company     Call Date: 05/15/01
                                                                                               FFIEC  031
Address:              130 Liberty Street      Vendor ID: D           Cert#:     00623          Page  RC-2
City, State  Zip:     New York, NY  10006     Transit#:   21001003

                                                                                                              12

Schedule RC--Continued
                                                            Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13. Deposits:                                                                                      |  /////////////////////|
    a.   In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I          | RCON 2200  11,636,000 |13.a.
            (1)   Noninterest-bearing(1) ................................  RCON 6631  2,804,000    | ///////////////////// |13.a.(1)
            (2)  Interest-bearing ........................................ RCON 6636  8,832,000    | ///////////////////// |13.a.(2)
    b.   In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E         | ///////////////////// |
            part II)                                                                               | RCFN 2200  9,412,000  |13.b.
            (1)   Noninterest-bearing ..........................           RCFN 6631  1,087,000    | ///////////////////// |13.b.(1)
            (2)   Interest-bearing ...................................     RCFN 6636  8,325,000    | ///////////////////// |13.b.(2)
14. Federal funds purchased and securities sold under agreements to repurchase                     | RCFD 2800  7,238,000  |14.
15. Trading liabilities (from Schedule RC-D)..............................................         | RCFD 3548  2,670,000  |15.
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):| ///////////////////   |
             (from Schedule  RC-M)                                                                 | RCFD 3190  1,746,000  |16.
17. Not Applicable.                                                                                | ////////////////////  |17.
18. Bank's liability on acceptances executed and outstanding ...............................       | RCFD 2920    163,000  |18.
19. Subordinated notes and debentures (2)...................................................       | RCFD 3200    264,000  |19.
20. Other liabilities (from Schedule RC-G) .................................................       | RCFD 2930  2,252,000  |20.
21. Total liabilities (sum of items 13 through 20) .........................................       | RCFD 2948 35,381,000  |21.
22. Minority interest in consolidated subsidiaries                                                 | RCFD 3000    608,000  |22.
                                                                                                   | ////////////////////  |
EQUITY CAPITAL                                                                                     | ////////////////////  |
23. Perpetual preferred stock and related surplus ..........................................       | RCFD 3838  1,500,000  |23.
24. Common stock ...........................................................................       | RCFD 3230  2,127,000  |24.
25. Surplus (exclude all surplus related to preferred stock) ...............................       | RCFD 3839    584,000  |25.
26. a.   Retained earnings .................................................................       | RCFD 3632  2,577,000  |26.a.
    b.   Accumulated other comprehensive Income (3) .............................                  | RCFD B530   (115,000) |26.b.
27. Other equity capital components (4) ............................................               | RCFD A130          0  |27.
28. Total equity capital (sum of items 23 through 27) ......................................       | RCFD 3210  6,673,000  |28.
29. Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)......   | RCFD 3300 42,662,000  |29.
                                                                                                   |                       |
                                                                                                   -------------------------

Memorandum
To be reported only with the March Report of Condition.
  1.  Indicate in the box at the right the number of the statement below that                                  Number
      best describes the most comprehensive level of auditing work performed            ---------------------------------
      for the bank by independent external                                             |   RCFD    6724          N/A     |  M.1
      auditors  as of any date during 2000.........................................     ---------------------------------


1 =   Independent audit of the bank conducted in accordance         5  =  Directors' examination of the bank performed by other
      with generally accepted auditing standards by a certified           external auditors (may be required by state chartering
      public accounting firm which submits a report on the bank           authority)
2 =   Independent audit of the bank's parent holding company        6  =  Review of the bank's financial statements by external
      conducted in accordance with generally accepted auditing            auditors
      standards by a certified public accounting firm which         7  =  Compilation of the bank's financial statements by external
      submits a report on the consolidated holding company                auditors
      (but not on the bank separately)                              8  =  Other audit procedures (excluding tax preparation work)
3 =   Attestation on bank management's assertion on the             9  =  No external audit work
      effectiveness of the bank's internal control over financial reporting by a certified public accounting firm
4 =   Directors' examination of the bank conducted in
      accordance with generally accepted auditing standards
      by a certified public accounting firm (may be required by
      state chartering authority)

----------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)   Includes limited-life preferred stock and related surplus.
(3) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.
(4)   Includes treasury stock and unearned Employee Stock Plan shares.